UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018
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SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ		08037
(Address of principal executive offices)		(Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Closing Notes

As disclosed in the Company’s previous Current Report on Form 8-K filed April 27, 2018, on April 25, 2018, South Jersey Industries, Inc. (the “Company”) entered into a Note Purchase Agreement with the purchasers named therein (the “Note Purchase Agreement”) that provides for the issuance by the Company of an aggregate of $250,000,000 of senior unsecured notes. Pursuant to the Note Purchase Agreement, on June 19, 2018 the Company issued $80,000,000 aggregate principal amount of the Company’s 3.82% Senior Notes, Series 2018B, due 2028, on the ten-year anniversary of the date of initial issuance (the “Series 2018B Notes”) and $80,000,000 aggregate principal amount of the Company’s 3.92% Senior Notes, Series 2018C, due 2030, on the twelve-year anniversary of the date of initial issuance (the “Series 2018C Notes” and together with the Series 2018B Notes, the “Second Closing Notes”).

The Second Closing Notes are unsecured. The Series 2018B Notes bear interest at the annual rate of 3.82%, with interest payable semiannually on June 19 and December 19 in each year, commencing on December 19, 2018. Subject to certain accelerating events, principal on the Series 2018B Notes, plus any accrued but unpaid interest, is payable on June 19, 2028.  The Series 2018C Notes bear interest at the annual rate of 3.92%, with interest payable semiannually on June 19 and December 19 in each year, commencing on December 19, 2018.  Subject to certain accelerating events, principal on the Series 2018C Notes, plus any accrued but unpaid interest, is payable on June 19, 2030.

In the event of a Change in Control (as defined in the Note Purchase Agreement), the Company is required to offer to prepay the Second Closing Notes at their face amount together with interest accrued thereon to the date of such prepayment.  In addition, in the event of the sale of a Substantial Part (as defined in the Note Purchase Agreement) of the assets of the Company and its subsidiaries, the Company may be required to use a portion of such proceeds to prepay or retire Senior Indebtedness of the Company and/or its subsidiaries, which term is defined in the Note Purchase Agreement and includes, among other things, the Second Closing Notes.

The Company expects to use the proceeds from the sale of the Second Closing Notes to fund a portion of the acquisition of the Elizabethtown Gas Company and Elkton Gas Company, including fees and expenses.

The Note Purchase Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the Note Purchase Agreement), subject to increase, as detailed in the Note Purchase Agreement, upon certain step-up conditions, and customary events of default and acceleration of amounts payable upon an event of default.

The Note Purchase Agreement, including the forms of Second Closing Notes, is attached as Exhibit 10.1 to our Current Report on Form 8-K filed on April 27, 2018 and is incorporated by reference into this Item 1.01. The foregoing summary of the Note Purchase Agreement and the Second Closing Notes are qualified in their entirety by reference to the full text of such documents.

Floating Rate Notes

On June 20, 2018, the Company entered into a Note Purchase Agreement with the purchasers named therein (the “Floating Rate Note Purchase Agreement”) that provides for the issuance by the Company of an aggregate of $475,000,000 of senior unsecured notes.  Pursuant to the Floating Rate Note Purchase Agreement, on or about June 28, 2018, the Company  expects to fund and issue $475,000,000 of Floating Rate Senior Notes, Series 2018D, due 2019, on the one-year anniversary of the date of initial issuance (the “Series 2018D Notes”).

The Series 2018D Notes are unsecured.  The Series 2018D Notes will bear interest on the unpaid principal balance of the 2018D Notes outstanding from time to time during each Floating Interest Period (as defined in the Floating Rate Note Purchase Agreement filed hereto) at a rate per annum equal to the applicable interest rate for the Series 2018D Notes determined in accordance with the terms of the Floating Rate Note Purchase Agreement.

In the event of a Change in Control (as defined in the Floating Rate Note Purchase Agreement), the Company is required to offer to prepay the Series 2018D Notes at their face amount together with interest accrued thereon to the date of such prepayment.  In addition, in the event of the sale of a Substantial Part (as defined in the Floating Rate Note Purchase Agreement) of the assets of the Company and its subsidiaries, the Company may be required to use a portion of such proceeds to prepay or retire Senior Indebtedness of the Company and/or its subsidiaries, which term is defined in the Floating Rate Note Purchase Agreement and includes, among other things, the Series 2018D Notes.

The Company may prepay, at any time or from time to time, all or any portion of the Series 2018D Notes, in an amount not less than an aggregate of $1,000,000 in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as the Floating Rate Breakage Amount (as defined in the Floating Rate Note Purchase Agreement); provided that if the Company prepays all or a portion of the Series 2018D Notes at any time prior to the date that is six months after the date of initial issuance, the Company must pay a prepayment premium of 2.0% of principal; provided further that if a Default or an Event of Default (as such terms are defined in the Floating Rate Note Purchase Agreement) has occurred and is continuing at the time such notice is provided or on the prepayment date or if a Default or an Event of Default would result from the making of such prepayment, such prepayment shall be pro rata to the holders of all Series 2018D Notes then outstanding.

The Company expects to use the proceeds from the sale of the Series 2018D Notes to fund a portion of the acquisition of the Elizabethtown Gas Company and Elkton Gas Company, including fees and expenses.

The Floating Rate Note Purchase Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the Floating Rate Note Purchase Agreement), subject to increase, as detailed in the Floating Rate Note Purchase Agreement, upon certain step-up conditions, and customary events of default and acceleration of amounts payable upon an event of default.

The Floating Rate Note Purchase Agreement, including the form of Series 2018D Note, is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01. The foregoing summary of the Floating Rate Note Purchase Agreement and the 2018D Notes are qualified in their entirety by reference to the full text of such documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Floating Rate Note Purchase Agreement dated as of June 20, 2018, between South Jersey Industries, Inc. and the purchasers listed therein, including the form of Series 2018D Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2018	SOUTH JERSEY INDUSTRIES, INC.

	By:	/s/ Stephen H. Clark
		Name:	Stephen H. Clark
		Title:	Executive Vice President and Chief Financial Officer